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                                  EXHIBIT 99.1

                    REALITY WIRELESS NETWORKS (OTCBB: "RWNT")
                                AND DONOBI, INC.
                       EXECUTE DEFINITIVE MERGER AGREEMENT


June 3, 2003 - (Bremerton, Washington and Campbell, California). Reality Wireless Networks, Inc. (OTCBB: "RWNT"), a fixed wireless Broadband services provider based in California's Silicon Valley, and DONOBi, Inc., a privately held wireless connectivity and internet solutions company based in Bremerton, Washington, announced today the signing of a Share Exchange Agreement between the companies. The Share Exchange Agreement contemplates the closing of the transaction on July 31, 2003. Upon the completion of the transaction, shareholders of DONOBi, Inc., will receive approximately 47.3 million shares of newly issued common shares of RWNT, which is expected to represent approximately eighty percent (80%) of all the issued and outstanding shares of RWNT.

DONOBi, Inc., founded in 1999 through the acquisition of eight (8) rural ISP's, has grown to 10,000 subscribers in the Pacific Northwest providing 3 primary services through three separate divisions: (i) The Multi-Family Broadband Division, consisting principally of multi-family broadband access, wireless technology, on-site networking, wide area networking and annual service contracts; (ii) the DONOBi Light Pipe Division, consisting principally of fiber optic connectivity, digital audio and video, video on demand and telephone service, and (iii) the Internet Services Division, consisting principally of web site hosting, ISP, mail accounts and electronic commerce, database design, consulting and implementation, and reporting services. For the 12 months ending April 30, 2003, DONOBi, Inc. posted consolidated revenues of $2.2 million.

"Our business strategy is to build our subscriber base through direct marketing and acquisitions. We are looking for proven operations led by qualified management teams with a customer service focus. We have found that in DONOBi, Inc, and its CEO, William Wright." stated Victor Romero, President and COO of Reality Wireless Networks, Inc.

William Wright, CEO of DONOBi, Inc. stated "Upon completion of the transaction, we are confident that our earned reputation for operational excellence, combined with our public liquidity, will be attractive to emerging wireless broadband players seeking to become part of a larger, more progressive entity."

The transaction is subject to shareholder approval, and the completion of a financing which will be launched shortly by Reality Wireless Networks, Inc.


About Reality Wireless Networks (http://www.realitynetworks.com)
                                 ------------------------------

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Reality  Wireless  Networks offers  broadband  wireless  services through hybrid
networks  including  fixed  wireless,   802.11,  and  fiber  to  markets  either
underserved  or not  served  by DSL  and  cable  modem  technologies.  Currently
operational  in  California,   the  company  has  targeted   markets   including
residential, SOHO, and multi-unit apartment complexes across the country. For more information, please contact: ir@realitynetworks.com


About DONOBi, Inc. (http://www.donobi.com) DONOBi is an Internet Solutions Company providing localized service and support in the communities we serve. Our products and services include Broadband Wireless Internet connectivity, multi-media fiber optics services, and web hosting, development, and on-site networking services. Please contact _______________.





NOTE REGARDING FORWARD-LOOKING STATEMENTS


This press release contains "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition and expected activities. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Additional factors that could materially affect these forward-looking statements include, among other things, the company's limited operating history, lengthy sales cycles, the company's dependence upon a relative concentration of customers, competition, product development risks and risks of technological change, dependence on selected vertical markets and third-party relationships and suppliers, and other risks and uncertainties.


Contact:
       For: Reality Wireless Networks
            Rick Ramirez
            (866) 379-6287
            ir@realitywirelessnetworks.com

            For:       DONOBi, Inc.


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